EXHIBITS 5 and 23(b)
OPINION OF COUNSEL
CONSENT OF COUNSEL
[Letterhead of Borden Ladner Gervais LLP)

May 15, 2000

Securities and Exchange Commission
450 Fifth Street N. W.
Judiciary Plaza
Washington, D. C.  20549
U. S. A.

Dear Sirs:

		Re: 	Fahnestock Viner Holdings Inc.
			Registration Statement on Form S-8

We have acted as Ontario counsel to Fahnestock Viner Holdings
Inc., an Ontario corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 dated May 15, 2000, registering an aggregate of 1,130,000 Class A non-voting shares (the "Class A Shares") of the Corporation reserved for issuance under the Corporation's 1996 Equity Incentive Plan (the "Plan"), subject to compliance with applicable United States and Ontario securities laws and the requirements of The Toronto Stock Exchange.

We are qualified to practice in various Provinces of Canada including the Province of Ontario. We have made no investigation of the laws of any jurisdiction other than, and the opinions hereinafter expressed are confined to the laws of Ontario and the laws of Canada applicable to Ontario.

We have examined such corporate records of the Corporation and other documents as we have deemed necessary and appropriate under the circumstances to furnish the following opinions:

1. The Corporation is a corporation duly continued and validly existing under the laws of the Province of Ontario.
2. When the 1,130,000 Class A Shares have been duly issued and when the Corporation has received the issue price for the 1,130,000 Class A Shares in the manner contemplated by the Plan and the related option agreements, the Class A Shares will be duly issued as fully paid and non-assessable shares.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and all amendments thereto and to the reference to our name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

Yours very  truly,
/s/ Borden Ladner Gervais LL